Response from
Predecessor

May 30, 2017

Securities and Exchange
Commission
Washington,
D.C.  20549

Dear Sirs/Madams:

We have read the
Exhibit to Sub-Item 77K
of Persimmon
Long/Short Fund (one
of a series of funds
constituting the
Northern Lights Fund
Trust lll) Form NSAR-B
dated May 30, 2017,
and we agree with the
statements made
therein.

Very truly yours,

/s/ EisnerAmper LLP